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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 2001 included in Vical Incorporated's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

San Diego, California
July 26, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS